Exhibit 99.1h(2)

                                   SCHEDULE A
                                     FUNDS

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Portfolios and Classes                                    AUTHORIZED SHARES
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TDAM Money Market Portfolio
          Investor Class                                   17,000,000,000
          Class A                                           8,000,000,000
          Premium Class                                     6,000,000,000
          Select Class                                      2,000,000,000
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TDAM U.S. Government Portfolio
          Investor Class                                    8,000,000,000
          Class A                                           6,000,000,000
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TDAM Municipal Portfolio
          Investor Class                                    5,000,000,000
          Class A                                           5,000,000,000
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TDAM California Municipal Money Market Portfolio
          Investor Class                                    8,000,000,000
          Class A                                           2,000,000,000
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TDAM New York Municipal Money Market Portfolio
          Investor Class                                    8,000,000,000
          Class A                                           2,000,000,000
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Revised September 24, 2007